Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159381, No. 333-34130, No. 333-71336 and No. 333-118814) of ON Semiconductor Corporation of our report dated March 28, 2012 relating to the financial statements of the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
March 28, 2012

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